Exhibit 10.13(20)

                                 ADDENDUM NO. 5

                                       to

                        QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1ST 2000

                                     between

                 SUPERIOR INSURANCE COMPANY AND ITS WHOLLY-OWNED
                              INSURANCE SUBSIDARIES
                        (hereafter called the "Company")

                                       and

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                       (hereafter called the "Reinsurer")



Notwithstanding the condition of Article VII COMMUTATION it is understood and agreed that all liabilities emanating from losses on business effective prior to January 1st, 2002 are commuted effective September 30, 2002. The Reinsurer shall allow a payment equal to the amount of funds in the Funds Withheld Balance on September 30, 2002. The Company is granted permission to withdraw those funds and agrees to forever release and discharge the Reinsurer from any and all liabilities whether past, present or future on policies effective prior to January 1st, 2002. It is understood that no further reports are due to the Reinsurer for this business.

IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their authorized representative:


In:_______________________________this___________day  of__________________2002


                           SUPERIOR INSURANCE COMPANY

By:_______________________________Title:______________________________

And  in:____________________________this___________day of___________________2002

             NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

By:_______________________________Title:_____________________________